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                                                   [Resources - EXHIBIT 3(a)(3)]




                               State of Delaware

                    Office of the Secretary of State                      PAGE 1

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NORAM ENERGY CORP.", CHANGING ITS NAME FROM "NORAM ENERGY CORP." TO "RELIANT ENERGY RESOURCES CORP.", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 1999, AT 11:30 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                     [seal]







                                           /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                     [seal]

2651891    8100                                  AUTHENTICATION:   9554255
991041810                                                  DATE:   02-02-99



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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NORAM ENERGY CORP.


         NorAm Energy Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation, as described below, and does hereby further certify that:

         1. The name of the Corporation is NorAm Energy Corp.

         2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation as described herein, and the Corporation's sole stockholder duly adopted such amendment, all in accordance with the provisions of Sections 242 and 228 of the DGCL.

         3. The amendment to the Certificate of Incorporation effected by this Certificate of Amendment changes the name of the Corporation to Reliant Energy Resources Corp.

         4. The Certificate of Incorporation is hereby amended by deleting the text of Article FIRST thereof in its entirety and replacing in lieu thereof the following:

         "FIRST: The name of the Company is Reliant Energy Resources Corp. (hereinafter the "Company")."

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 2nd day of February, 1999.

                                            NORAM ENERGY CORP.



                                            By: /s/ Richard B. Dauphin
                                            ------------------------------------
                                            Name:   Richard B. Dauphin
                                            Title:  Assistant Secretary